Exhibit 16.1

Michael F. Cronin, CPA

687 Lee Road, Ste 210 Rochester, NY 14606	407-754-7027 Email mikeccpa@aol.com	1574 Eagle Nest Circle Winter Springs, FL 32708

December 3, 2012

Securities & Exchange Commission

100 F Street NE

Mail Stop 6010

Washington, DC 20549

Dear Sir/Madam:

Double Crown Resources, Inc. has made available to me a copy of its Current Report on Form 8-K/A, dated April 12, 2013 in which it provides information pursuant to item 4.01 with regard to “Changes in Registrant’s Certifying Account”.

I have reviewed the disclosure under Item 4.01 and agree with its statements concerning the scope and results of my engagement as the Company’s prior auditor.

Sincerely,

/s/ Michael F. Cronin

Michael F. Cronin
Certified Public Accountant NY, FL